EXHIBIT 10.4



     AMENDED AND RESTATED MASTER PLEDGE AGREEMENT, dated as of April 8, 1994, made by LOMAS MORTGAGE USA, INC. ("Pledgor") to LEHMAN BROTHERS SPECIAL FINANCING INC. ("Pledgee").
     Pledgor and Pledgee have entered into an Interest Rate and Currency Exchange Agreement, dated as of July 7, 1992, (the "Agreement"), pursuant to which Pledgor and Pledgee may enter into Swap Transactions from time to time. If the Agreement or any such Swap Transaction requires Pledgor to deliver collateral as security for its obligations thereunder, Pledgor agrees to pledge and deliver such collateral pursuant to the terms of this Amended and Restated Master Pledge Agreement (the "Pledge Agreement"). Each confirmation of a Swap Transaction shall constitute a supplement to, and be part of, the Agreement and the Pledge Agreement so that the Agreement (as supplemented by Confirmations of Swap Transactions) and the Pledge Agreement (as supplemented by Confirmations of Swap Transactions) will form a single agreement between Pledgor and Pledgee.
     Accordingly, the parties hereto agree as follows:
     1. Certain Definitions. Unless otherwise defined herein, terms defined in the Agreement will have such defined meanings when used herein and terms defined in the 1991 ISDA Definitions, published by the International Swaps and Derivatives Association, Inc., shall have the meaning assigned therein when used herein. In addition, as used in this Agreement, the following terms will have the following meanings.
     "Aggregate Applicable Amount" means, as of an Exposure Calculation Date, the Aggregate Exposure Amount, provided, however, that the Aggregate Exposure Amount is greater than or equal to $50,000.
     "Aggregate Exposure Amount" means, as of an Exposure Calculation Date, a hypothetical amount, if any, that Pledgor would owe to Pledgee assuming the Exposure Calculation Date is the Early Termination Date and that Pledgor is the Defaulting Party. Such amount shall be equal to the sum of (i) the amount determined in accordance with Indemnification calculated on the basis of Aggregation, plus (ii) the Unpaid Amounts due to Pledgee minus the Unpaid Amounts due to Pledgor. If the resulting amount is a negative number, the Aggregate Exposure Amount shall be zero.
     "Aggregate Value of the Collateral" means the sum of the fair market value of all the Collateral held by or on behalf of Pledgee with respect to all Swap Transactions under which Pledgor shall then have any obligations to Pledgee.
     "Collateral" means cash, securities of the types referred to in Section 3(a), Mortgage Servicing Collateral (as defined below) and all other property as shall be agreed to jointly by Pledgee and Pledgor, which shall be pledged to and received by Pledgee hereunder, together with all collections, income, distributions and claims in respect thereof and all proceeds of any of the foregoing.
     "Equivalent Collateral" means, with respect to any Collateral, securities of the same class and issue, issuer, series and maturity and the same principal amount, and, in the case of Collateral in the form of mortgage-backed securities, securities backed by the same pool of mortgages as the Collateral.
     "Exposure Calculation Date" means any date or dates as may be selected by Pledgee, at its option and in its sole discretion, if Pledgee is the Non-affected Party under Part 5(3) of the Agreement.
     "Mortgage Servicing Collateral" means all of Pledgor's right, title and interest in and to the obligations, rights, remedies, powers, privileges, benefits and responsibilities of Pledgor (the "Servicing Rights") to service the mortgage notes which are described by Pool Number on Exhibit "A" hereto (the "Mortgage Notes") pursuant to and in accordance with the servicing provisions of the GNMA Guide (hereinafter, to the extent of Pledgor's rights to service the Mortgage Notes, the "Servicing Agreement"), including, without limitation, (a) the right to receive servicing fees, management fees, termination fees and net sales proceeds, (b) the right to hold and administer the escrow, impound, principal and interest, and custodial accounts relative to the Mortgage Notes (the "Escrow Accounts"), (c) the right to all loan files, insurance files, tax records, collection records, documents, ledgers, computer print-outs, computer tapes and other records, data or information relating to the Mortgage Notes, the Escrow Accounts, or the Servicing Rights or otherwise necessary or proper to perform the obligations of servicer under the Servicing Agreement, and (d) all right, title and interest of Pledgor in and to, and obligations of Pledgor under the Servicing Agreement, together with all contracts, general intangibles, accounts, margin deposits and other rights associated with the Servicing Agreement and together with all monies and claims for monies which may now or hereafter arise out of the Servicing Agreement, all claims, right, powers, privileges and remedies of Pledgor thereunder and, to the extent not included in the foregoing, any and all proceeds of any and all of the foregoing. The term "Mortgage Servicing Collateral" also means, in addition to all of the foregoing property, any accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, equipment, fixtures, notes, drafts, acceptances, instruments, chattel paper, insurance proceeds payable because of loss or damage, or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the property described herein or other proceeds of any sale or other disposition of such property.
     "GNMA" means the Government National Mortgage Association.
     "GNMA Guide" means the GNMA Mortgage-Backed Security Guide, as amended from time to time.
     "Pledgee" means Party A.
     "Pledgor" means Party B.
     2. Pledge. As security for the prompt and complete payment when due (whether on a Payment Date, on an Early Termination Date or otherwise) of all Amounts payable by Pledgor to Pledgee pursuant to one or more Swap Transactions (collectively, the "Obligations"), Pledgor hereby grants to Pledgee a first lien on, and a first and prior security interest in and right of set off against, Collateral pledged by Pledgor pursuant to this Pledge Agreement.
     3. Form of Collateral. (a) With respect to any of the Collateral consisting of securities or obligations issued or guaranteed by the government of the United States of America or any of its agencies or instrumentalities and available only in book-entry form by means of entries on the records of United States of America Federal Reserve Banks, Pledgor shall (i) in the case of securities, cause such securities to be transferred to such account as may be specified by Pledgee in writing.
     (b) With respect to any of the Collateral available in definitive, certificated form, Pledgor shall deliver (as instructed by Pledgee) to Pledgee or Lehman Brothers Inc., as agent for Pledgee, or Lehman Government Securities Inc., as agent for the Pledgee, the certificates for such collateral in suitable form for transfer or accompanied by duly executed instruments of transfer or appropriate undated powers of assignment thereof duly executed in blank. All deliveries of certificated securities shall be made to Pledgee at the Cage, One Battery Park Plaza, 2nd Floor, New York, New York 10004.
     4. Distributions, etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any debenture, other debt instrument, stock certificate (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option, rights or other property, whether as an addition to, in substitution of, or in exchange for any of the Collateral, or otherwise, Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of Pledgee and to deliver the same forthwith to Pledgee in the exact form received and in compliance with the terms of Section 3 hereof, as additional Collateral for the Obligations, except that cash received on account of dividends and interest and, subject to Section 9, moneys attributable to the Servicing Agreement, may be retained and held by Pledgor. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Pledgee to be held by it as additional Collateral for the Obligations; and in case any distribution shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Collateral for the Obligations. All sums of money and property so paid or distributed in respect of the Collateral which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Collateral for the Obligations. Unless an Event of Default or Potential Event of Default, with respect to Pledgor, referred to in Section 5 of the Agreement has occurred and is continuing, Pledgor shall be entitled to receive (and to the extent the same come into possession of Pledgee or its agents, Pledgee shall promptly remit to the order of Pledgor) any dividends or interest paid in cash in respect of the Collateral which relates to such Swap Transaction and, subject to Section 9, any moneys attributable to the Servicing Agreement. Pledgee shall have no duty, however, to collect such payments. Upon the occurrence and during the continuance of such an Event of Default or Potential Event of Default Pledgee shall become entitled to receive and retain such payments.
     5. Adjustment of Collateral. If the Aggregate Value of the Collateral, as of any Exposure Calculation Date, shall be less than the Aggregate Applicable Amount, then Pledgor shall, within one (1) New York Banking Day after written demand by Pledgee, deliver to Pledgee, as Collateral, sufficient additional Collateral in conformity with Sections 2 and 3 hereof, so that, immediately after delivery of such Collateral, the Aggregate Value of the Collateral shall be at least equal to the Aggregate Applicable Amount. The Aggregate Applicable Amount shall be calculated by Pledgee and the Aggregate Value of Collateral shall be determined by Pledgee on the basis of the closing sale prices for such Collateral as published in The Wall Street Journal with respect to such date (or, in the event no such quote is available, the most recent closing bid prices from a source selected, in good faith, by Pledgee) or, in the case of Mortgage Servicing Collateral, on the basis of its good faith determination of the fair market value thereof. The calculations hereunder shall be binding upon Pledgor absent manifest error. If the Aggregate Value of the Collateral as of any date, determined as set forth above, shall be greater than 110% of the Aggregate Applicable Amount for such date, then Pledgee shall, within five
(5) New York Banking Days after written demand by Pledgor, return to Pledgor sufficient Collateral or Equivalent Collateral so that immediately after delivery of such Collateral or Equivalent Collateral, the Aggregate Value of the Collateral shall be equal to the Aggregate Applicable Amount.
     6. Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Any or all of the Collateral held by Pledgee hereunder may, without notice, be registered in the name of Pledgee or its nominee. Except with respect to Mortgage Servicing Collateral, Pledgee or its nominee may thereafter, without notice, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options with respect to such Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of such Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof or upon the exercise by any such issuer or Pledgee of any right, privilege or option pertaining to any of such Collateral, and in connection therewith to deposit and deliver any and all of such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Except with respect to Mortgage Servicing Collateral, Pledgor hereby agrees and acknowledges that Pledgee shall have the right, without obtaining further consent of Pledgor, to repledge, rehypothecate, reassign, as well as enter into repurchase transactions (collectively, "Repurchase Transactions") with respect to any of the Collateral, or direct Lehman Brothers Inc. and/or Lehman Government Securities, Inc., as its agent, to enter into any such Repurchase Transactions using the Collateral during any period in which this Agreement remains in effect. In the event Pledgor makes written request for substitution of any Collateral pursuant to Section 20 hereof, which at the time of such request is the subject of any Repurchase Transaction, Pledgee shall be obligated to redeliver such affected Collateral or Equivalent Collateral to Pledgor in accordance with Section 20 no later than five (5) New York Banking Days following Pledgee's receipt of such request, which redelivery shall be deemed to be the "prompt return" of Collateral required by such Section 20. Notwithstanding the foregoing, Pledgee's right to enter into Repurchase Transactions with Collateral under this Section 6, shall in no way relieve Pledgee of its obligation to redeliver such Collateral to Pledgor under the terms and in the timely manner provided for in this Pledge Agreement.
     7. Remedies. In the event that any portion of the Obligations has become due and payable, and has not been paid, Pledgee may forthwith collect the Collateral, or any part thereof, or may sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pledgee's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, without advertisement or demand upon Pledgor, both of which are hereby waived, except Pledgee shall provide Pledgor with notice on the day of any such sale (which may be a telex, telegram, telecopy or other similar facsimile transmission and all of which Pledgor hereby agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in New York) of Pledgee's intention to make any such sale, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. As to Mortgage Servicing Collateral and without limiting the foregoing, Pledgee is hereby authorized, at any public or private sale of the Mortgage Servicing Collateral, to restrict the prospective bidders or purchasers to persons who will represent that (a) they are GNMA-approved issuers; (b) they will execute a transfer agreement and related documentation acceptable to GNMA; and (c) they are able to satisfy and discharge, and will actually satisfy and discharge, any and all defaults and outstanding obligations (including, without limitation, mortgage repurchase obligations, recourse obligations, or repayment of shortages in custodial or buydown accounts) of Pledgor due and owing to GNMA. Pledgor agrees that any sale or disposition of the Mortgage Servicing Collateral which is limited to such a transferee shall be deemed to be a commercially reasonable sale or disposition of the Mortgage Servicing Collateral and Pledgor agrees that if Pledgee elects to become the transferee servicer of record with respect to the Servicing Agreement, Pledgee shall be entitled to apply proceeds of the Mortgage Servicing Collateral to satisfaction of any liabilities of Pledgor to GNMA that have arisen, and are unsatisfied, prior to such transfer, and that Pledgee shall incur no liability to Pledgor if any action taken by Pledgee or in its behalf in good faith pursuant to this Agreement shall prove to be in whole or in part inadequate or invalid. Pledgee shall apply the net proceeds of any such collection or sale, in the case of Mortgage Servicing Collateral, after payment to GNMA of all amounts due to GNMA under the Servicing Agreement, and in the case of all Collateral, after deducting all reasonable costs and expenses incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Obligations, and only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law need Pledgee account for the surplus, if any, to Pledgor. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Pledgee shall have all rights and remedies of a secured party under the Uniform Commercial Code of the State of New York. Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Pledgee is entitled, and the fees of any attorneys employed by Pledgee to realize upon such Collateral and collect such deficiency.
     8.   Action Under Servicing Agreement.  In addition to its rights under
Section 7 hereof, Pledgee shall have the right at any time after the occurrence of an Event of Default (but Pledgee shall have no obligation) to take in its name or in the name of Pledgor or otherwise such action as Pledgee may at any time or from time to time determine to be necessary to enforce any rights of Pledgor under the Servicing Agreement, to cure any default under the Servicing Agreement or to protect the rights of Pledgor or Pledgee thereunder.
     9. Receipt of Proceeds in Trust by Pledgor. From and after the occurrence and during the continuance of an Event of Default or Potential Event of Default, in the event Pledgor shall receive any moneys, income, payments or benefits attributable or accruing to the Servicing Agreement, Pledgor will hold the same in trust for Pledgee and will not commingle the same with any other property or moneys of Pledgor and will promptly deliver the same to Pledgee in the form received, and, in Pledgee's sole discretion, such sums shall be applied toward the payment of the Obligations, in the order set forth in Section 7 hereof, or held by Pledgee as additional Collateral; provided, however, that Pledgor may retain, use and dispose of any moneys received before the occurrence of an Event of Default or Potential Event of Default under the Agreement for any lawful corporate purpose and such moneys shall not constitute part of the moneys held in trust.
     10. Collection of Accounts and General Intangibles. At any time after the occurrence of an Event of Default, in addition to the other rights and remedies of Pledgee, without assuming any rights or obligations under the Servicing Agreement, Pledgee shall have the right in its own name or in the name of Pledgor, to require Pledgor forthwith to transmit all proceeds of the Servicing Agreement not otherwise received in trust hereunder to Pledgee, to notify GNMA to make payments thereunder directly to Pledgee, to demand, collect, receive, receipt for, sue for, compound and give acquittances for, any and all amounts due or to become due thereunder and to endorse the name of Pledgor on all commercial paper given in payment or part payment thereof, and in Pledgee's discretion to file any claim or take any other action or proceeding that Pledgee may deem reasonably necessary or appropriate to protect and preserve and realize upon the Servicing Agreement. Pledgee shall have no duty or obligation whatsoever to collect any amounts under the Servicing Agreement, or to take any other action to preserve or protect the Servicing Agreement; however, should Pledgee elect to collect any amounts under the Servicing Agreement or take any other action to protect or preserve same, Pledgor releases Pledgee from any claim or claims for loss or damage arising from any act or omission of Pledgee (including Pledgee's ordinary negligence) in connection therewith (but excluding any act or omission of Pledgee which constitutes gross negligence or willful misconduct).
     11. Assumption Upon Event of Default. Pledgor agrees that it will upon the written request of Pledgee execute and deliver such documents and instruments as Pledgee or its counsel may deem reasonably necessary or desirable to effect the assignment of the Servicing Agreement to Pledgee or its nominee; provided, however, that any assumption shall not be effective prior to the occurrence of an Event of Default. Such assumption shall relieve Pledgor of its obligations under the Servicing Agreement from and after the date of assignment, and Pledgor shall remain liable for all costs and expenses incurred in connection with the performance of its obligations under the Servicing Agreement arising prior to the date of assignment. If the Servicing Agreement is assigned to Pledgee or its nominee and if Pledgee shall pay the unpaid amounts due under the Servicing Agreement, Pledgee shall thereupon be subrogated to all the contracting party's rights against Pledgor with respect to such payment.
     12. Appointment of Receiver. Pledgee, as a matter of right and to the extent permitted by law, shall be entitled to appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and Pledgor hereby consents to the appointment of such a receiver and will not oppose any such appointment. The receiver at the request of Pledgee, and upon order of the court, if applicable, shall have all the powers and authority of Pledgee as provided in this Agreement.
     13. Representations, Warranties and Agreements of Pledgor. Pledgor represents to and agrees with Pledgee, as to all of the Collateral, that (a) Pledgor is and will be the legal, record and beneficial owner of, and have good and marketable title to, the Collateral subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest in favor of Pledgee created by this Pledge Agreement subject, in the case of the Mortgage Servicing Collateral, to the rights of GNMA arising under the GNMA Guide; (b) there is no financing statement or similar filing now on file in any public office covering any part of the Collateral, and Pledgor will not execute, and there will not be on file in any public office, any financing statement or similar filing except the financing statements filed or to be filed in favor of Pledgee; (c) all information furnished to Pledgee concerning Pledgor, the Collateral and the Obligations, or otherwise, is or will be at the time the same is furnished, accurate and complete in all material respects; and (d) 1600 Viceroy Drive, Dallas, Texas 75235 is Pledgor's place of business if Pledgor has only one place of business, or Pledgor's chief executive office if Pledgor has more than one place of business, and Pledgor agrees not to change such address without advance written notice to Pledgee; (e) the pledge, assignment and delivery of the Collateral pursuant to this Agreement will create a valid first lien on and a perfected first security interest in the Collateral as such Collateral is delivered to Pledgee, and the proceeds thereof, subject to no prior pledge, lien, mortgage hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of any Pledgor which would include any Collateral; (f) it will defend Pledgee's right title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomever; (g) it will have like title to and right to pledge any other property at any time hereafter pledged to Pledgee as Collateral hereunder and will likewise defend Pledgee's right thereto and security interest therein; and (h) it will promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Pledgor or with respect to the Collateral or any part thereof. In addition, Pledgor represents to and agrees with Pledgee, with respect to the Mortgage Servicing Collateral, that (i) Pledgor is the lawful owner of the Servicing Rights, is custodian of the Escrow Accounts, has the sole right and authority to pledge, assign and transfer the Servicing Rights and is not contractually obligated to sell, deliver, pledge or transfer any rights to all or any part of the Mortgage Servicing Collateral to any person other than Pledgee; (ii) there are no contracts executed by Pledgor, other than the Servicing Agreement and the GNMA Guide, affecting the Servicing Rights or the Mortgage Notes; and (iii) Pledgor has not assigned or granted a security interest in any of the Mortgage Servicing Collateral to anyone other than Pledgee. The representations made herein shall be made and deemed to be repeated at the times at which the representations of Pledgor in
Section 3 of the Agreement are made and deemed to be repeated.
     14. Protection of Collateral. Pledgor agrees that Pledgee, at its option, upon Pledgor's failure to do so within any applicable time period in the Servicing Agreement (including any time period in which Pledgor is contesting any claim in good faith) but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (c) take any other action to preserve and protect the Collateral and Pledgee's rights and remedies under this Agreement as Pledgee may deem reasonably necessary or appropriate. Pledgor agrees that Pledgee shall have no duty or obligation whatsoever to take any of the foregoing action. Pledgor agrees to promptly reimburse Pledgee upon demand for any payment made or any expense incurred by Pledgee pursuant to this authorization. These payments and expenditures shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.
     15. Retention of Obligations. Further, Pledgor agrees that neither this assignment nor any action or actions on the part of Pledgee shall constitute an assumption of any obligation on the part of Pledgee under the Servicing Agreement and Pledgor shall continue to be liable for all obligations thereunder. Pledgor agrees to perform each and all of Pledgor's obligations under the Servicing Agreement and Pledgor agrees to indemnify and hold Pledgee free and harmless from and against any loss, costs, liability or expense (including but not limited to reasonable attorneys' fees and accountants' fees) resulting from any failure of Pledgor to so perform, unless caused by the gross negligence or willful misconduct of Pledgee.
     16. Maintenance of Servicing Agreement; Notice. Pledgor shall, at its expense, perform and observe all terms and provisions of the Servicing Agreement to be performed and observed by Pledgor, maintain the Servicing Agreement in full force and effect, enforce the Servicing Agreement in accordance with its terms, and take all action to such end as may be reasonably requested from time to time by Pledgee. Pledgor shall promptly notify Pledgee of any termination or threatened termination of the Servicing Agreement, and shall furnish Pledgee with copies of any notices received by Pledgor with respect to any termination or threatened termination of the Servicing Agreement within three (3) business days after receipt of any such notice by Pledgor. At any time after receipt of such notice, and if such termination or threatened termination would constitute an Event of Default, then Pledgee may notify GNMA of Pledgee's intention to claim the net sales proceeds and/or contract termination fees, as applicable, with respect to any terminated Servicing Rights, and to receive such net sales proceeds and/or contract termination fees, as applicable, or notify GNMA of Pledgee's intention to accept a transfer of the Servicing Rights from GNMA, at Pledgee's option. Any net sales proceeds or contract termination fees received by Pledgee shall be applied in the order and manner specified in
Section 7 of this Agreement, whether or not any of the Obligations are then due and payable.
     17. Rights of GNMA. Pledgee and Pledgor hereby acknowledge that the security interest granted hereby in Mortgage Servicing Collateral is subject and subordinate to all claims of GNMA, whether absolute or contingent, arising out of any and all defaults and outstanding obligations of Pledgor to GNMA. Pledgor also acknowledges and agrees that notwithstanding any termination of the Servicing Agreement by GNMA, Pledgor shall not be released from the Obligations.
     18. No Disposition, etc. Without the prior written consent of Pledgee, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement.
     19. Specific Performance. If Pledgee shall determine to exercise its right to sell any or all of the Collateral pursuant to Section 7 hereof, Pledgor agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor's expense. Pledgor further agrees that a breach of any of the covenants contained in this
Section 19 will cause irreparable injury to Pledgee, that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that the covenants contained in this paragraph shall be specifically enforceable against Pledgor and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Pledgee by reason of a breach of any such covenants and, consequently, agrees that, if Pledgee shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date Pledgee shall demand compliance with this Section 19, except to the extent such value shall exceed the Obligations.
     20. Right of Substitution. Upon written request of Pledgor to return Collateral to Pledgor, so long as such request is accompanied by Collateral of the type set forth in the Swap Transaction, delivered in compliance with Sections 2, 3, and 5 hereof, as may be necessary so that the Aggregate Value of the Collateral (determined pursuant to Section 5 hereof), excluding such returned Collateral but including such substituted Collateral, shall at least be equal to the Aggregate Applicable Amount as determined pursuant to Section 5 hereof, Pledgee shall promptly return to Pledgor, subject to Section 6 hereof, such Collateral or Equivalent Collateral as may be specified in such request; provided, however, that the Pledgee shall give three New York Banking Days' prior notice of any proposed substitution involving Mortgage Servicing Collateral, and that such a substitution will be effective only at the close of business on the day on which a financing statement is filed with respect to the substituted Mortgage Servicing Collateral. Pledgee shall execute such instruments of reassignment and delivery necessary to vest in Pledgor any Collateral returned to Pledgor pursuant to this Section 20.
     21. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver such further documents (including without limitation Uniform Commercial Code Financing Statements) and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement or to comply with the requirements of GNMA with respect to the Mortgage Servicing Collateral. Any carbon, photographic or other reproduction of this Agreement or any financing statement signed by Pledgor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.
     22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     23. Waiver; Cumulative Remedies. Pledgee shall not by any act, delay omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, any right, power of privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
     24. Transfer. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party hereto; provided, however, that such consent shall not be required in connection with any transfer by Pledgee or any of its Affiliates of its interests and obligations under the Agreement which is permitted thereunder.
     25. Successors; Amendments. (a) This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its respective successors and assigns.
          (b) No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties.
     26. Governing Law; Submission to Jurisdiction. (a) This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.
          (b)  With respect to any claim arising out of this Pledge Agreement
(i) each party irrevocably submits for itself and its property to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.
     27. Notices. Any notice hereunder will be sufficiently given if given in accordance with the provisions for notices under the Agreement and will be effective as set forth therein. Any notice or communication under this Pledge Agreement is to be addressed as follows: if to Pledgee, to Lehman Brothers Special Financing Inc., Attention: Director, Swap Finance Administration, at 200 Vesey Street, 12th Floor, New York, New York 10285 (Facsimile No. (212) 619-6668); and if to Pledgor to 1600 Viceroy Drive, Dallas, Texas 75201,
Attention: Paul Fletcher (Facsimile No: (214) 879-7018); or at such other address as either party may notify to the other in writing.
     IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed and delivered on the day and year first above written.


                                    LOMAS MORTGAGE USA, INC.


                                    BY:    /s/ROBERT E. BYERLEY, JR.
                                         ------------------------------
                                    TITLE:    Executive Vice President
                                            ---------------------------